SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

Duska Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33023	86-0982792
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania	19004
(Address of principal executive offices)	(zip code)

(610) 660-6690

Registrant’s Telephone Number

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 24, 2005, Dr. Jane Kinsel resigned from the Board of Directors of Duska Therapeutics, Inc. (the “Company”) to comply with new regulations of her employer, the National Institutes of Health (NIH), which stipulate that NIH employees can not serve as directors of pharmaceutical or biotechnology companies. Dr. Kinsel has been a director of the Company or its subsidiary Duska Scientific Co. since September 2002. Dr. Kinsel, who is the Associate Director of the Center for Complimentary and Alternative Medicine of the NIH has advised the Company that she is appealing the decision of the NIH as relates to the application of the aforementioned regulations to her service as a director of the Company. The Company remains interested in having Dr. Kinsel serve on the Company’s Board of Directors in the future if she is able to do so and will consider reappointing her as a director at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

DUSKA THERAPEUTICS, INC.

Dated: May 26, 2005	By:	/s/ Amir Pelleg
Amir Pelleg, Ph.D.
President